UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

Societal CDMO, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 E. Uwchlan Ave, Suite 112 Exton, Pennsylvania	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 534-8239

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	SCTL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2022, Societal CDMO, Inc. (the “Company”) entered into two underwriting agreements (each, an “Underwriting Agreement”) with RBC Capital Markets, LLC, as representative of the underwriters (the “Underwriters”), relating to separate, concurrent underwritten public offerings of the Company’s securities, which together are expected to result in gross proceeds to the Company of approximately $35.6 million, before underwriting discounts and commissions and estimated offering expenses payable by the Company.

The first Underwriting Agreement (the “Common Stock Agreement”) relates to the offering and sale of 27,841,737 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), in a public offering at a price to the public of $1.10 per share (the “Common Offering”). All of the Common Stock is being sold by the Company. The Underwriters have agreed to purchase the Common Stock from the Company pursuant to the Common Stock Agreement at a price of $1.023 per common share.

The second Underwriting Agreement (the “Preferred Stock Agreement”) relates to the offering and sale of 450,000 shares of the Company’s Series A convertible preferred stock, par value $0.01 per share (the “Series A Stock”), in a public offering at a price to the public of $11.00 per share (the “Preferred Offering,” and together with the Common Offering, the “Offerings”). All of the Series A Stock is being sold by the Company. The Underwriters have agreed to purchase the Series A Stock from the Company pursuant to the Preferred Stock Agreement at a price of $10.23 per share.

The securities to be offered and sold in the Offerings will be issued pursuant to a Registration Statement on Form S-3 (File No. 333-253571) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2021 and declared effective by the Commission on April 20, 2021, and a related prospectus, including the related prospectus supplements for each Offering, each dated December 12, 2022.

The Offerings are expected to close on or about December 14, 2022, subject to satisfaction of customary closing conditions. Net proceeds to the Company from the Offerings are expected to be approximately $32.8 million in the aggregate after deducting underwriting discounts and estimated offering expenses. The foregoing description of the Underwriting Agreements is qualified in its entirety by reference to the complete text of the Underwriting Agreements, copies of which are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the legal opinion of Troutman Pepper Hamilton Sanders LLP relating to the legality of the securities issued and sold pursuant to the Offerings is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

On December 13, 2022, the Company provided notice to Aspire Capital Fund, LLC (“Aspire”) of termination of that certain Common Stock Purchase Agreement, dated February 19, 2019, by and between the Company and Aspire, as amended (the “Aspire Agreement”), effective as of December 14, 2022.

The Aspire Agreement and its amendments were filed as Exhibits 10.23, 10.24 and 10.25 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 1, 2022 (the “2022 Annual Report”). For a summary of the material terms of the Aspire Agreement, please see “Part I, Item 7. Business—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and capital resources” of the 2022 Annual Report, which summary is incorporated herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2022, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the Commonwealth of Pennsylvania with respect to the Series A Stock.

The rights, preferences and privileges of the Series A Stock are set forth in the Certificate of Designation. Each share of Series A Stock is initially convertible into ten (10) shares of Common Stock (the “Series A Conversion Rate”) automatically without any further action or the payment of additional consideration by the holder thereof, subject to and immediately upon, approval by the Company’s shareholders of an amendment to the Company’s Second Amended and Restated Articles of Incorporation, as amended (the “Charter”), and filing and effectiveness thereof, to increase the number of shares of common stock the Company is authorized to issue (the “Authorized Share Approval”). If Authorized Share Approval is not obtained by June 30, 2023, the Series A Conversion Rate then-in-effect shall be increased by 10% and will increase by an additional 10% per year on June 30 of each year for which the Authorized Share Approval has not yet been obtained, subject to the limits set forth in the Certificate of Designation. Shares of Series A Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding shares of Series A Stock will be required to amend the terms of the Series A Stock or take certain other actions with respect to the Series A Stock. Shares of Series A Stock will be entitled to receive dividends equal to (on an as-if-converted-to-Common Stock basis), and in the same form and manner as, dividends actually paid on shares of Common Stock.

A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the rights, preferences and privileges of the Series A Stock is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement relating to the Common Offering, dated as of December 12, 2022, by and between Societal CDMO, Inc. and RBC Capital Markets, LLC, as representative of the underwriters

1.2	Underwriting Agreement relating to the Preferred Offering, dated as of December 12, 2022, by and between Societal CDMO, Inc. and RBC Capital Markets, LLC, as representative of the underwriters

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Societal CDMO, Inc.

By:	/s/ J. David Enloe, Jr.
Name:	J. David Enloe, Jr.
Title:	President and Chief Executive Officer

Date: December 13, 2022